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                        CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in this Form 8-K/A of Amati Communications Corporation (formerly ICOT Corporation) of our reports dated April 14, 1995 (except for Note 11, as to which the date is August 4, 1995) with respect to the financial statements of Amati Communications Corporation ("Old Amati") included in the Registration Statement (Form S-4, No. 33-62023).

                                          /s/  Ernst & Young LLP

San Jose, California
February 21, 1995